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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2002

Aon CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Not applicable.

(b)
Pro Forma Financial Information.

Aon Corporation
Pro Forma Condensed Consolidated Financial Information

        Aon Corporation is a holding company that is comprised of a family of insurance brokerage, consulting and insurance underwriting subsidiaries. Through our insurance brokerage and other services and consulting operations, we offer commercial insurance brokerage, alternative risk solutions, risk management, employee benefit and human capital consulting and underwriting management services. In addition, our insurance underwriting businesses provide a variety of insurance products, including supplemental accident and health coverage, extended warranties and specialty property and casualty products. Our revenues were $7.7 billion in 2001. Based on 2001 revenues, we are the second largest insurance brokerage company in the world.

        On April 20, 2001, Aon's Board of Directors approved, in principle, a plan to spin-off our insurance underwriting businesses to Aon's common stockholders, creating two independent publicly traded companies. The spin-off would take the form of a tax-free stock dividend of the outstanding shares of common stock of Combined Specialty Group, Inc. (CSG), formerly known as Combined Specialty Corporation, a new company formed to hold our underwriting businesses. The transaction requires final Board approval, a favorable Internal Revenue Service tax ruling and certain insurance regulatory approvals, and is currently expected to be completed in spring 2002.

        The underwriting businesses we plan to spin-off are mainly reflected in our insurance underwriting segment, one of our three operating segments. This segment currently provides supplemental accident and health, life insurance, extended warranty and specialty property and casualty insurance products through five major subsidiaries: Combined Insurance Company of America, Combined Life Insurance Company of New York, Combined Specialty Insurance Company, London General Insurance Company Limited and Aon Warranty Group, Inc. These subsidiaries hold virtually all of our fixed-maturity investments (principally reflected in our insurance underwriting segment) and equity security investments and limited partnership interests (primarily reflected in our corporate segment). On December 31, 2001, Aon securitized $450 million of its limited partnership investments plus associated limited partnership commitments, which represented the majority of its limited partnership interests. Aon received a combination of cash and securities in connection with the securitization. In 2001, the underwriting businesses invested $227 million to obtain an ownership interest in Endurance Specialty Insurance Ltd. (Endurance), a newly formed Bermuda-based insurer, which will offer property and casualty insurance and reinsurance on a worldwide basis.

Aon Corporation

Pro Forma Condensed Consolidated Financial Information

        Attached hereto is a Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2001 on a basis as if the spin-off occurred on January 1, 2001. Also attached is a Pro Forma Condensed Consolidated Statement of Financial Position as of December 31, 2001, presented on a basis of recording the effect of the spin-off as of December 31, 2001. The Pro Forma Condensed Consolidated Financial Information is based on various assumptions made by Aon's management as of the current date, including assumptions regarding allocations of assets and liabilities that are expected to be transferred to CSG prior to the spin-off. The actual basis on which the spin-off is effected may vary from the assumptions based upon the terms of any final Internal Revenue Service approval, Board of Directors approval, regulatory approval and other factors. The Pro Forma Condensed Consolidated Financial Information does not purport to be indicative of the financial condition or results of operations that would actually have been reported had the spin-off been completed on the date indicated or that may be reported in the future. It does not reflect the effect of any possible financings. The historical Aon and the CSG financial information has been derived from the audited financial statements of the respective companies. The adjustments made to the historical financial information of Aon and CSG are unaudited.

        This Pro Forma Condensed Consolidated Financial Information does not include certain disclosures required in accordance with accounting principles generally accepted in the United States and, therefore, should be read in conjunction with Aon's and CSG's respective historical financial statements and notes thereto. This information should also be read in conjunction with Aon's and CSG's respective management's discussion and analysis of financial condition and results of operations as reflected in recent Securities and Exchange Commission filings.

Dated: April 5, 2002

Aon Corporation
Pro Forma Condensed Consolidated Statement of Income

	Year ended December 31, 2001
		Pro Forma Adjustments
	Historical Aon	Less CSG	Plus Adjustments	Pro Forma Aon
	(millions, except per share data)
Revenue
Brokerage commissions and fees (5)	$5,436	$213	$(52)	$5,171
Premiums and other	2,027	2,027		—
Investment income (1,2,4)	213	88	20	145

Total revenue	7,676	2,328	(32)	5,316
Expenses
General expenses (5)	5,813	1,091	(52)	4,670
Benefits to policyholders	1,111	1,111		—
Interest expense (3,4)	127	42	20	105
Amortization of intangible assets	158	10		148
Unusual charges—World Trade Center	68	45		23

Total expenses	7,277	2,299	(32)	4,946
Income Before Income Tax and Minority Interest	399	29		370
Provision for income tax	156	11		145

Income Before Minority Interest	243	18		225
Minority interest—8.205% trust preferred capital securities	(40)			(40)

Net Income	$203	$18	$—	$185

Net Income Available for Common Stockholders	$200			$182

Average Shares Outstanding—Basic	269			269
Average Shares Outstanding—Dilutive	272			272
Basic Net Income Per Share	$0.74			$0.68

Dilutive Net Income Per Share:
Income before unusual and special charges	$1.37			$1.15
Unusual charges—World Trade Center	(0.15)			(0.05)
Special charges	(0.49)			(0.43)

Net Income	$0.73			$0.67

Notes:
1. Historical Aon investment income by segment is as follows:
Insurance brokerage and other services	$156
Consulting	5
Insurance underwriting	223
Corporate and other	(171)

Total	$213

2.
CSG investment income includes a loss of $94 million for the change in valuation on private limited partnership investments. Reference should be made to comments on the previous page regarding the limited partnership securitization and investment in Endurance.

3.
As part of the spin-off, it is anticipated that CSG will effectively be allocated debt from Aon. The interest on this allocation is $42 million for the twelve months ended December 31, 2001.

4.
Investment income and interest expense have been increased by $20 million to reflect interest on debt owed to CSG by Aon which was previously eliminated in consolidation.

5.
Brokerage commissions and fees and general expenses have been decreased by $52 million to adjust for certain amounts reclassified for CSG's separate company financial statements.

Dated: April 5, 2002

Aon Corporation
Pro Forma Condensed Consolidated Statement of Financial Position

	As of December 31, 2001
		Pro Forma Adjustments
	Historical Aon	Less CSG	Plus Adjustments	Pro Forma Aon
	(millions)
Assets:
Fixed maturities at fair value (1)	$2,149	$2,425	$313	$37
Equity securities at fair value	382	363		19
Short-term investments	2,975	696		2,279
Other investments	640	605		35

Total Investments	6,146	4,089	313	2,370
Cash	439	82		357
Receivables	7,986	867		7,119
Intangible assets	4,084	317		3,767
Other assets	3,731	1,964		1,767

TOTAL ASSETS	$22,386	$7,319	$313	$15,380

Liabilities and Stockholders' Equity:
Insurance premiums payable	$8,233	$—	$—	$8,233
Policy liabilities	4,990	4,990		—
General liabilities
General expenses	1,770	140		1,630
Short-term borrowings	257			257
Notes payable (1,2)	1,694	600	313	1,407
Other liabilities	1,071	413		658

TOTAL LIABILITIES	18,015	6,143	313	12,185
Redeemable Preferred Stock	50			50
Company-obligated mandatorily redeemable preferred capital securities of subsidiary trust holding solely the company's junior subordinated debentures	800			800
Stockholders' equity:
Common stock	293			293
Paid-in-capital	1,654			1,654
Accumulated other comprehensive loss	(535)	(135)		(400)
Retained earnings	3,077	1,311		1,766
Less: Treasury stock at cost	(786)			(786)
Deferred compensation	(182)			(182)

TOTAL STOCKHOLDERS' EQUITY	3,521	1,176	—	2,345

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,386	$7,319	$313	$15,380

Notes:

1.
Fixed maturities and notes payable have been increased by $313 million to reflect debt owed to CSG by Aon which was previously eliminated in consolidation.

2.
As part of the spin-off, it is anticipated that CSG will effectively be allocated $600 million of debt from Aon.

Dated: April 5, 2002

(c)
Exhibits.

  None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION
By:	/s/ RAYMOND I. SKILLING Raymond I. Skilling Executive Vice President and Chief Counsel

Date: April 5, 2002

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.